UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    333-65319
                            (Commission file number)


                THE MURDOCK GROUP CAREER SATISFACTION CORPORATION
             (Exact name of registrant as specified in its charter)

            UTAH                                               87-0562244
(State or other jurisdiction of                          (IRS Employer Classifi-
incorporation or organization)                           cation Code Number)

                                     736104
                                (Primary Standard
                              Industrial ID number)


        5295 SOUTH COMMERCE DRIVE, SUITE 300, SALT LAKE CITY, UTAH 84107
                    (Address of principal executive offices)


                                 (801) 268-3232
                         (Registrant's telephone number)

Item 5. Other Events

      On June 16, 1999, the registrant closed its branch offices in Seattle, Washington and Portland, Oregon. This action was taken to (i) improve the registrant's cash position by eliminating branches which consistantly produced negative cash flow, and (ii) facilitate reworking of the branch operating model to increase cash flow by developing alternatives to the 2-year client notes currently accepted for product sales.






Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Murdock Group Career Satisfaction Corporation

Dated this 22nd day of June, 1999

/s/ /S/ KC Holmes
   -------------------------------------
By KC Holmes, CEO